Exhibit 1.1

E*TRADE FINANCIAL CORPORATION

2.950% Senior Notes due 2022

3.800% Senior Notes due 2027

UNDERWRITING AGREEMENT

August 15, 2017

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Wells Fargo Securities, LLC

as Representatives of the several

Underwriters listed in Schedule 1 hereto

       c/o Credit Suisse Securities (USA) LLC

       Eleven Madison Avenue

       New York, New York 10010

       c/o J.P. Morgan Securities LLC

       383 Madison Avenue

       New York, New York 10179

       c/o Merrill Lynch, Pierce, Fenner & Smith

                                   Incorporated

       One Bryant Park

       New York, New York 10036

       c/o Wells Fargo Securities, LLC

       550 South Tryon Street, 5th Floor

       Charlotte, North Carolina 28202

Ladies and Gentlemen:

E*TRADE Financial Corporation, a Delaware corporation (the “Company”), confirms its agreement with the several underwriters listed in Schedule 1 hereto (the “Underwriters”) for whom Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”) with respect to the issuance and sale by the Company, subject to the terms and conditions described below (this “Agreement”), of (i) $600,000,000 principal amount of its 2.950% Senior Notes due 2022 (the “2022 Securities”) and (ii) $400,000,000 principal amount of its 3.800% Senior Notes due 2027 (the “2027 Securities” and, together with the 2022 Securities, the “Securities”). The Securities will be issued pursuant to an indenture (the “Base Indenture”), together with a supplemental indenture with respect to the Securities (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) on the Closing Date (as defined below). The Indenture and the Securities are collectively referred to in this Agreement as the “Notes Documents”.

The Company hereby confirms its agreement with the Underwriters concerning the purchase and sale of the Securities, as follows:

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-203953) for the registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”); and such registration statement sets forth the material terms of the offering, sale and plan of distribution of the Securities and contains additional information concerning the Company and its business. As used herein, “Registration Statement” means such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters, including (1) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated February 22, 2017, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information; “Prospectus” means the prospectus (including the Basic Prospectus) in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities; and “Permitted Free Writing Prospectuses” has the meaning set forth in Section 2(b). Any reference herein to the Registration Statement, any Preliminary Prospectus, the Basic Prospectus or the Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. At or prior to the Time of Sale (as defined below), the Company had prepared the following information (the “Pricing Disclosure Package”): a Preliminary Prospectus dated August 14, 2017 (the “Pricing Prospectus”) and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Part 1 of Annex A hereto.

“Time of Sale” means 3:20 P.M., New York City time, on August 15, 2017.

1. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein agrees, severally and not jointly, to purchase from the Company (i) $600,000,000 principal amount of the 2022 Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.298% of the principal amount thereof and (ii) $400,000,000 principal amount of the 2027 Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.202% of the principal amount thereof, in each case plus accrued and unpaid interest, if any, from August 24, 2017 to the Closing Date.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in their judgment is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(c) Payment for and delivery of the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Underwriters at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 at 9:00 A.M., New York City time, on August 24, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Company and the Underwriters may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date.”

Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company (“DTC”) of one or more global notes representing the Securities (collectively the “Global Notes”) with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. Delivery of the Securities shall be made at such times and in such quantities on the Closing Date as the Representatives shall instruct through the facilities of DTC, unless the Representatives shall otherwise instruct. The Securities will be made eligible for book-entry delivery through the facilities of DTC to securities accounts of the Underwriters not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date. The Global Notes for the 2022 Securities and the 2027 Securities will be made available for inspection by the Underwriters not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

2. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Underwriter, on and as of (i) the Time of Sale and (ii) the Closing Date (each such date listed in (i) and (ii), a “Representation Date”), as follows:

(a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof. The Pricing Disclosure Package as of the Time of Sale did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b)

hereof. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”); the conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date (other than the date hereof), in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date (other than the date hereof), the Prospectus, as then amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statement or omission in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Underwriter and furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 6(b)).

(b) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Securities by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Securities, in each case other than the Basic Prospectus and the Preliminary Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act). Any such free writing prospectus relating to the Securities consented to by the Representatives includes any free writing prospectus listed on Annex A hereto and is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping and that each Permitted Free Writing Prospectus, when taken together with the Pricing Disclosure Package did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Securities contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor any Underwriter is disqualified, by reason of Rule 164(f) or (g) under the Securities Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Securities contemplated by the Registration Statement.

(c) The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and their results of operations, stockholders’ equity and cash flows for the periods specified, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The other historical financial and statistical information and data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are, in all material respects, fairly presented. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e) Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries and there has not been a Material Adverse Effect (as defined below), (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, except for such liabilities or obligations that, individually or in the aggregate, would not have a Material

Adverse Effect and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except for such losses that, individually or in the aggregate, would not have a Material Adverse Effect. As used herein, “Material Adverse Effect” means a material adverse effect on the earnings, business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole.

(f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(g) Each of the subsidiaries of the Company listed in Schedule 2 hereto (the “Named Subsidiaries”) has been duly organized, and is validly existing and in good standing under the laws of its respective jurisdictions of formation or organization, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Named Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (“Liens”), except as to Liens disclosed in the Pricing Disclosure Package and the Prospectus. Each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company is a Named Subsidiary.

(h) The Company has the capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not, or will not be, as applicable, subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of its Named Subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company or any such Named Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) On or prior to the Closing Date, the Base Indenture will have been duly authorized, executed and delivered by the Company, and assuming due execution and delivery in accordance with its terms by each of the parties thereto (other than the Company), will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Base Indenture will be duly qualified under the Trust Indenture Act.

(j) On or prior to the Closing Date, the Supplemental Indenture will have been duly authorized, executed and delivered by the Company and, assuming due execution and delivery in accordance with its terms by each of the parties thereto (other than the Company), will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(k) On or prior to the Closing Date, the Securities will have been duly authorized, executed and delivered by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, in each case, enforceable against the Company in accordance with their respective terms, subject to the Enforceability Exceptions.

(l) The Company has full right, power and authority to execute and deliver this Agreement and perform its obligations hereunder and under the Notes Documents; and all action required to be taken by the Company for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(m) This Agreement has been duly authorized, executed and delivered by the Company.

(n) This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o) Neither the Company nor any of its Named Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Named Subsidiaries is a party or by which the Company or any of its Named Subsidiaries is bound or to which any of the property or assets of the Company or any of its Named Subsidiaries is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, including, but not limited to, the laws, regulations and rules administered by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Board of Governors of the Federal Reserve System of the United States (together with its constituent banks and agencies, the “Federal Reserve”), the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”), any applicable state, federal or self-regulatory organization and the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and the Bank Secrecy Act, except, in the case of clauses (ii) and (iii) above, for any default or violation that is accurately described in all material respects in the Registration Statement, the Pricing Disclosure Package and the Prospectus and for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities, the compliance by the Company with the terms hereof and of the Notes Documents and the consummation of the transactions contemplated hereby and thereby will not (i) contravene, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) contravene or result in any violation of the provisions of the charter or bylaws of the Company or (iii) contravene or result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Named Subsidiaries or any of its or their properties, as applicable, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or the Notes Documents, the issuance and sale of the Securities and compliance by the Company with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby, except as have been made or obtained and except as may be required by and made with or obtained from state securities laws or regulations.

(q) The Company and its Named Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor its Named Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Named Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(r) Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and its Named Subsidiaries holds, and is in compliance in all material respects with, all material permits, licenses, authorizations, exemptions, orders and approvals (“Permits”), necessary for the operation of their respective businesses, except where the failure to have, and be in compliance with, such Permits would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect; there are no proceedings pending to which the Company or any of its Named Subsidiaries is a party or, to the knowledge of the Company, threatened by any governmental entity seeking to terminate, revoke or limit any such Permits, nor, to the knowledge of the Company, do grounds exist for any such action by any governmental entities, except where such proceeding, termination, revocation or limitation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Federal Reserve and the OCC has been advised of the issuance and sale of the Securities and has not objected thereto.

(s) Each of the Company and ETB Holdings, Inc. is duly registered as a savings and loan holding company under the Home Owners Loan Act, as amended (“HOLA”); E*TRADE Bank continues to hold a valid charter to do business as a federal savings bank; E*TRADE Bank meets the qualified thrift lender test under Section 10(m) of HOLA; and the direct and indirect activities of the Company and its subsidiaries comply with restrictions on holding company activities provided in Section 10 of HOLA. E*TRADE Bank is well capitalized according to the capital standards set forth by the OCC. E*TRADE Bank and its deposits are insured by FDIC to the fullest extent permitted by law.

(t) E*TRADE Securities LLC is duly registered as a broker-dealer with the Commission, and, except as would not reasonably be expected to result in a Material Adverse Effect, is registered as a broker-dealer with each state and is a member in good standing of each self-regulatory organization where its business so requires.

(u) None of the Company, its Named Subsidiaries, or E*TRADE Capital Management, LLC (“ETCM”) (i) is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any legal or governmental proceedings pending or threatened, including but not limited to, any investigation with respect to any cease-and-desist order, consent agreement, any commitment letter or similar undertaking to, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, other than (x) proceedings accurately described in all material respects in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (y) proceedings that would not have a Material Adverse Effect or (z) proceedings that would not have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) is subject to, other than proceedings accurately described in all material respects in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil monetary or other penalties that would have a Material Adverse Effect, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means OCC, FDIC, the Federal Reserve, and any other federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or the Commission, FINRA or any other applicable self-regulatory organization, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(v) Except as would not reasonably be expected to result in a Material Adverse Effect, the Company, E*TRADE Bank and each of the Company’s applicable subsidiaries have duly filed with the Federal Reserve, the OCC and the FDIC, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations as of the time of filing thereof.

(w) The information contained in the currently effective Forms BD filed with the SEC or FINRA by each of the Company’s subsidiaries which are required to file such Forms BD, and the information contained in the Forms ADV filed with the Investment Adviser Registration Depository by each of the Company’s subsidiaries which are required to file such Forms ADV, was, in each case, complete and accurate in all material respects as of the time of filing thereof.

(x) Except for such as would not, individually or in the aggregate, have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has been the subject of any disciplinary proceedings or orders of any governmental entity arising under applicable laws or regulations which would be required to be disclosed on Forms BD or ADV except as disclosed thereon, and no such disciplinary proceeding or order is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, do grounds exist for any such material action by any governmental entity; and (ii) neither the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has been enjoined by the order, judgment or decree of any governmental entity from engaging in or continuing any conduct or practice in connection with any Company activity or in connection with the purchase or sale of any security, except as disclosed on Form BD or ADV.

(y) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Named Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or to a subsidiary of the Company, from making any other distribution on such subsidiary’s capital stock to the Company or to a Named Subsidiary of the Company, from repaying to the Company or to a Named Subsidiary of the Company any loans or advances to such Named Subsidiary from the Company or a Named Subsidiary of the Company or from transferring any of such Named Subsidiary’s properties or assets to the Company or any other Named Subsidiary of the Company, other than prohibitions arising under applicable law.

(z) Deloitte & Touche LLP, which certified the financial statements and supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is (i) an independent certified public accountant with respect to the Company and the subsidiaries within the meaning of the rules of the Public Company Accounting Oversight Board and (ii) registered with the Public Company Accounting Oversight Board.

(aa) Each of the Company and its subsidiaries has filed all material federal, state, local and foreign tax returns required to be filed through the date hereof (taking into account any extension of time to file granted or obtained on behalf of the Company or any of its subsidiaries) and has paid all taxes due thereon (except as contested in good faith and adequately reserved for in accordance with GAAP), and no tax deficiency has been determined, as a result of a final determination, adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have) a Material Adverse Effect.

(bb) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(cc) Each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, and to the knowledge of the Company, have a Material Adverse Effect.

(ee) No prohibited transaction (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries, excluding transactions effected pursuant to a statutory or administrative exemption, which would have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect; none of the Company, any subsidiary, or any entity that was at any time required to be treated as a single employer together with the Company under Section 414(b)(c)(m) or (o) of the Code or Section 4001(a)(14) of ERISA has at any time maintained, sponsored or contributed to, and none of the employee benefit plans of the Company or any subsidiary is, a single employer plan (within the meaning of Section 4001(a)(15) of ERISA), a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any subsidiary could incur liability under Section 4063 or 4064 of ERISA; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ff) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as of December 31, 2016, there are no material weaknesses in the Company’s internal controls, and as of the date hereof, nothing has come to the attention of the Company so as to cause the Company to believe that there are any material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(hh) The Company and each of its subsidiaries carry or are covered by insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the businesses which they are engaged or the Company believes in its reasonable judgment are adequate to protect the Company and its subsidiaries and their respective businesses.

(ii) Neither the Company nor any of its subsidiaries, directors or officers nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national,” “blocked person” or the Sectoral Sanctions Identification List sanctions program), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.

(jj) Neither the Company nor any of its subsidiaries, directors or officers nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken any act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee , including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law; or (iv) made or taken any act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries have instituted and maintain and enforce, policies and procedures reasonably designed to promote compliance with all applicable anti-bribery and anti-corruption laws.

(kk) Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material transactions, contracts, agreements or understandings that are required to be disclosed under Item 404 of Regulation S-K between any of the Company or any of its subsidiaries and (i) any director or executive officer of the Company or any of its subsidiaries, (ii) any nominee for elections as director of the Company or any of its subsidiaries, (iii) any 5% securityholder of the Company or any of its subsidiaries or (iv) any member of the immediate family of the foregoing persons.

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), except as disclosed on Form BD, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could reasonably be expected to give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(oo) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the issuance and sale of the Securities.

(pp) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company.

(qq) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is not based on or derived from sources that are reliable and accurate in all material respects.

(ss) The Company is a “well-known seasoned issuer” as defined under the Securities Act and at the times specified in the Securities Act in connection with the offering of the Securities. The Company has paid or will pay the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act within the time period specified in such Rule.

(tt) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.

(uu) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

Any certificate signed by any officer of the Company or any subsidiary delivered to any Underwriter or to counsel to the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company (and not the individual signor) to the Underwriters as to the matters covered thereby.

3. Certain Covenants of the Company. The Company hereby agrees with each Underwriter as follows:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Securities (the “Prospectus Delivery Period”), before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document), (i) to furnish to the Representatives a copy of each such proposed amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the Commission, (ii) that the Company shall not use or file any such proposed amendment or supplement to which the Representatives reasonably object, unless the Company’s legal counsel has advised the Company that filing such document is required by law, and (iii) that the Company shall not use or file any Permitted Free Writing Prospectus to which the Representatives reasonably object, unless the Company’s legal counsel has advised the Company that the use or filing of such document is required by applicable law.

(b) To file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; to provide copies of the Pricing Disclosure Package, the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Next-Generation EDGAR System or any successor system thereto (collectively, “EDGAR”)) to the Representatives via e-mail in “pdf” format on such filing date to e-mail accounts designated by the Representatives; and, at the request of any of the Representatives, to furnish copies of the Pricing Disclosure Package and the Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c) During the Prospectus Delivery Period, to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and during such same period to advise the Representatives, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission, (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus (including any Preliminary Prospectus) relating to the Securities or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Securities Act, (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Securities Act, (iv) of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of any Preliminary Prospectus, the Prospectus or for additional information, (vi) of the occurrence of any event as a result of which any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when such Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e) To furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state.

(f) To make available to the Representatives at their offices in New York City, without charge, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Representatives, as many copies of the Pricing Disclosure Package and the Prospectus (or of the Pricing Disclosure Package or the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Representatives may reasonably request during the Prospectus Delivery Period; and for so long as this Agreement is in effect, the Company shall prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Securities Act.

(g) If during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel to the Underwriters or counsel to the Company, to further amend or supplement the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Registration Statement, the Pricing Disclosure Package, the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Registration Statement, the Pricing Disclosure Package, the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Securities Act, in the case of such a determination by counsel to the Company, notice shall be given promptly, and confirmed in writing, to the Representatives to cease the solicitation of offers to purchase the Securities, and, in either case, the Company shall promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Pricing Disclosure Package, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(h) To generally make available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in a form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering the twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(j) Except as otherwise agreed between the Company and the Underwriters, to pay all costs, expenses, fees and taxes in connection with (A) the preparation and filing of the Registration Statement (including registration fees pursuant to Rule 456(b)(1)(i) under the Securities Act), the Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (B) the registration and delivery of the Securities, (C) the preparation, printing and delivery to the Underwriters of this Agreement, the Securities, and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Securities and any cost associated with electronic delivery of any of the foregoing by the Underwriters to investors, (D) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters, (E) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (F) the cost of preparing the certificates for the Securities, (G) the costs and charges of any transfer agent or registrar or paying agent and (H) the performance of the Company’s other obligations hereunder; provided that the Underwriters shall be responsible for any transfer taxes on resale of Securities by them, any costs and expenses associated with the sale and marketing of the Securities and fees and disbursements of their counsel other than as specifically provided above or elsewhere in this Agreement.

(k) Not to distribute any offering material in connection with the offer and sale of the Securities, other than the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus and other materials permitted by the Securities Act or the rules and regulations promulgated thereunder.

(l) To retain, pursuant to reasonable procedures developed in good faith, copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of its subsidiaries.

4. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the following conditions:

(i) The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii) The Company shall have performed and observed its covenants and other obligations hereunder in all material respects.

(iii) From the date of this Agreement, no event or condition of a type described in Section 2(e) hereof shall have occurred or shall exist, which event or condition is not disclosed in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(iv) Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded any debt securities of or guaranteed by the Company or any of its subsidiaries by Moody’s Investors Service, Inc. or Standard & Poor’s (a division of the McGraw Hill Companies, Inc.) and (ii) neither organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(v)(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(vi)(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); (C) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives; and (D) no suspension of the qualification of the Securities for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect.

(vii) No amendment or supplement to the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Representatives shall have reasonably objected in writing.

(viii) All filings with the Commission required by Rule 424 under the Act to have been filed by the Closing Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(ix) The Company shall have delivered to the Representatives an officer’s certificate signed by one of the Company’s executive officers, dated the Closing Date, certifying as to the matters set forth in Exhibit A hereto.

(x) The Company shall have delivered to the Representatives the opinion and negative assurance letter of Davis Polk & Wardwell LLP, special counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(xi) The Company shall have delivered to the Representatives an opinion of internal counsel of the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(xii) The Representatives shall have received an opinion and negative assurance letter of Cahill Gordon & Reindel llp, counsel to the Underwriters, addressed to the Underwriters and dated the Closing Date, addressing such matters as the Representatives may reasonably request.

(xiii) On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(xiv) The Company shall have delivered to the Representatives a certificate signed by the Company’s corporate secretary, annexing, among other documents, the resolutions duly adopted by the Company’s board of directors authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Securities.

(xv) The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(xvi) The Company shall apply the proceeds from the sale of the Securities as described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

All opinions, letters and other documents referred to above shall be satisfactory in form and substance to the Representatives.

5. Termination.

(a) This Agreement may be terminated in the absolute discretion of the Representatives if after the execution and delivery of this Agreement and prior to the Closing Date, if (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of The NASDAQ Global Select Market, The New York Stock Exchange or NYSE MKT LLC (formerly known as the American Stock Exchange), (ii) trading of any securities of the Company shall have been suspended on The NASDAQ Global Select Market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the Representatives’ judgment, is material and adverse or (v) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Securities, if, in the case of any of the events specified in clauses (i) through (v), such event, in the Representatives’ judgment, makes it impracticable to proceed with the offering, sale and delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus. If the Representatives, on behalf of the Underwriters, elect to terminate their obligations pursuant to this Section 5, the Company shall be notified promptly in writing.

(b) If (i) this Agreement is terminated pursuant to Section 5(a) or (ii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

6. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Pricing Disclosure Package, any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for use in the Registration Statement, the Pricing Prospectus (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Pricing Disclosure Package, any Permitted Free Writing Prospectus (or any amendment or supplement thereto), it being understood that such information consists solely of the information specified in Section 6(b)).

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 6(a), but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Pricing Prospectus (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Pricing Disclosure Package or any Permitted Free Writing Prospectus (or any amendment or supplement thereto); it being understood that such information shall consist solely of the following: the names and corresponding amounts of securities set forth in the table following the first paragraph under the heading “Underwriting” in the Preliminary Prospectus and the third paragraph, the sixth paragraph, the second sentence of the eighth paragraph and the tenth and eleventh paragraphs under the heading “Underwriting” in the Preliminary Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 6, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriters, their affiliates, partners, directors and officers and any control persons of the Underwriters shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in Sections 6(a) or 6(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities to the total underwriting discounts and commissions received by the Underwriters in connection therewith bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(b) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 6(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall the Underwriters be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriters with respect to the offering of the Securities exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective obligations hereunder and not joint.

(f) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7. Defaulting Underwriter.

(a) If, on the Closing Date any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date does not exceed one-tenth of the aggregate principal amount of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date exceeds one-tenth of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth herein and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

8. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication (including e-mail or facsimile), to the applicable party at the addresses indicated below and:

(a) if to Underwriters: Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Attention: IBCM – Legal

Facsimile: (212) 325-4296

with a copies to (which shall not constitute notice): Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Facsimile: (212) 269-5420

Attention: Daniel J. Zubkoff, Esq. and Darren Silver, Esq.

(b) if to the Company:

E*TRADE Financial Corporation

1271 Avenue of the Americas

New York, New York 10020

Facsimile: (571) 227-7576 and (703) 236-7397

Attention: General Counsel and Chief Financial Officer

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Facsimile: (650) 752-3611

Attention: Sarah K. Solum, Esq.

9. No Fiduciary Relationship. The Company acknowledges and agrees (i) in rendering the services set forth herein, each Underwriter is acting, in its capacity as underwriter, solely in the capacity of an arm’s length contractual counterparty to the Company and not as a financial advisor or fiduciary to, or agent of, the Company or any of its affiliates; (ii) each Underwriter may perform the services contemplated hereby in conjunction with its affiliates, and any of its affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms of this Agreement; (iii) each Underwriter is a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services, and in the ordinary course of business, each Underwriter and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own respective accounts or the accounts of customers, in debt or equity securities of the Company or any of its affiliates; and (iv) no Underwriter is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction, and the Company must consult with its own advisors concerning such matters and will each be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review of the Company, any of its affiliates, any of the transactions contemplated hereby or any other matters relating to such transactions that is performed by any Underwriter or any of its affiliates will be performed solely for the benefit of such Underwriter, its affiliates and its agents and shall not be on behalf of, or for the benefit of, the Company any of its affiliates or any other person.

10. Governing Law; Construction.

(a) This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

11. Submission to Jurisdiction, etc. Except as set forth below, no Claim may be commenced, prosecuted or continued by the Company in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company irrevocably waives the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of any legal suit, action or proceeding in any way arising out of or relating to this Agreement or the performance of services hereunder. Each of the Underwriters, the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding, claim or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement or the performance of services hereunder. The Company agrees that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

12. Parties in Interest. The agreements set forth herein have been and are made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 6 hereof, the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

13. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

14. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, any other Indemnified Person and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and the Underwriters’ respective businesses and/or assets.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Underwriters.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the terms “affiliate” and “significant subsidiary” have the meanings ascribed thereto in Rule 405 under the Securities Act and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

17. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

18. Affiliates. Lending affiliates of the Underwriters may have lending relationships with issuers of securities underwritten or privately placed by the Underwriters. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Underwriters will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of the Underwriters.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow it to properly identify its clients.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters.

Very truly yours,

E*TRADE FINANCIAL CORPORATION

By:	/s/ Michael A. Pizzi
Name: Michael A. Pizzi
Title: Chief Financial Officer

ETFC – Signature Page to Underwriting Agreement

Accepted as of

the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Richard Myers
Name: Richard Myers
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Allison Gladstone
Name: Allison Gladstone
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

For themselves and on behalf of the several

Underwriters listed in Schedule 1 to the

foregoing Agreement

ETFC – Signature Page to Underwriting Agreement

Annex A

Free Writing Prospectuses

Part 1 – Free Writing Prospectuses Included in the Pricing Disclosure Package

1. Final Term Sheet attached hereto.

Part 2 – Free Writing Prospectuses Not Included in the Pricing Disclosure Package

1. Electronic roadshow dated August 14, 2017.

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Dated August 15, 2017

Registration Statement: No. 333-203953

(Relating to preliminary prospectus

supplement dated August 14, 2017 and

prospectus dated February 22, 2017)

E*TRADE Financial Corporation

$600,000,000 2.950% Senior Notes Due 2022 (the “2022 Notes”)

$400,000,000 3.800% Senior Notes Due 2027 (the “2027 Notes” and, together with the 2022 Notes, the “Notes”)

Terms Applicable to Each Series of Notes

Issuer:	E*TRADE Financial Corporation, a Delaware corporation

Expected Ratings: (Moody’s / S&P)*	Baa3 / BBB

Security Type:	Senior Unsecured Notes

Pricing Date:	August 15, 2017

Settlement Date (T+7):	August 24, 2017

Interest Payment Dates:	February 24 and August 24, commencing on February 24, 2018

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Co-Managers:	Barclays Capital Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC

Terms Applicable to 2022 Notes

Principal Amount:	$600,000,000

Maturity Date:	August 24, 2022

Benchmark Treasury:	1.875% due July 31, 2022

Benchmark Treasury Price / Yield:	100-08 / 1.822%

Spread to Benchmark Treasury:	115bps

Yield to Maturity:	2.972%

Coupon:	2.950%

Public Offering Price:	99.898%

Underwriting Discounts or Commissions per note paid by the Issuer:	0.600%

Net Proceeds to the Issuer (after underwriting discounts and commissions, but before deducting offering expenses):	$595,788,000

Optional Redemption:
Make-Whole Call:	On or after February 24, 2018 and prior to July 24, 2022 (one month before the maturity date of the 2022 Notes), the Issuer may, at its option, redeem, in whole or in part, some or all of the 2022 Notes at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2022 Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of interest and principal that would be due but for the redemption if the 2022 Notes matured on July 24, 2022 (one month before the maturity date of the 2022 Notes) (not including any portion of such payments of interest accrued and unpaid to, but not including, the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the preliminary prospectus supplement) plus 20 basis points, plus, in either case, accrued and unpaid interest to, but excluding, the redemption date.

Par-Call:	On or after July 24, 2022 (one month before the maturity date of the 2022 Notes), the Issuer may redeem some or all of the 2022 Notes at any time at a redemption price equal to 100% of the principal amount of the 2022 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

CUSIP / ISIN:	269246 BP8 / US269246BP88

Terms Applicable to 2027 Notes

Principal Amount:	$400,000,000

Maturity Date:	August 24, 2027

Benchmark Treasury:	2.250% due August 15, 2027

Benchmark Treasury Price / Yield:	99-27 / 2.268%

Spread to Benchmark Treasury:	155bps

Yield to Maturity:	3.818%

Coupon:	3.800%

Public Offering Price:	99.852%

Underwriting Discounts or Commissions per note paid by the Issuer:	0.650%

Net Proceeds to the Issuer (after underwriting discounts and commissions, but before deducting offering expenses):	$396,808,000

Optional Redemption:
Make-Whole Call:	On or after February 24, 2018 and prior to May 24, 2027 (three months before the maturity date of the 2027 Notes), the Issuer may redeem, in whole or in part, some or all of the 2027 Notes at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2027 Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of interest and principal that would be due but for the redemption if the 2027 Notes matured on May 24, 2027 (three months before the maturity date of the 2027 Notes) (not including any portion of such payments of interest accrued and unpaid to, but not including, the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the preliminary prospectus supplement) plus 25 basis points, plus, in either case, accrued and unpaid interest to, but excluding, the redemption date.

Par-Call:	On or after May 24, 2027 (three months before the maturity date of the 2027 Notes), the Issuer may redeem some or all of the 2027 Notes at any time at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

CUSIP / ISIN:	269246 BQ6 / US269246BQ61

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus and accompanying preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and accompanying preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and accompanying preliminary prospectus supplement if you request it by calling Credit Suisse Securities (USA) LLC toll-free at (800) 221-1037, J.P. Morgan Securities LLC toll- free at (800) 999-2000, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322 or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule 1

Underwriter	Principal Amount of 2022 Securities (in $)	Principal Amount of 2027 Securities (in $)

Credit Suisse Securities (USA) LLC	180,000,000	120,000,000

J.P. Morgan Securities LLC	120,000,000	80,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	120,000,000	80,000,000

Wells Fargo Securities, LLC	120,000,000	80,000,000

Barclays Capital Inc.	20,000,000	13,334,000

Goldman Sachs & Co. LLC	20,000,000	13,333,000

Morgan Stanley & Co. LLC	20,000,000	13,333,000

Total	600,000,000	400,000,000

Schedule 2

Named Subsidiaries

E*TRADE Bank

E*TRADE Securities LLC

ETB Holdings, Inc.

ETCM Holdings, LLC

Exhibit A

Form of Officer’s Certificate

E*TRADE FINANCIAL CORPORATION

OFFICER’S CERTIFICATE

August [    ], 2017

On behalf of the Company and not in his/her individual capacity, the undersigned certifies as follows:

1. To the knowledge of the undersigned, the representations, warranties and agreements set forth in Sections 2(a), 2(b) and 2(c) of the Underwriting Agreement dated August 15, 2017 (the “Underwriting Agreement”) among E*TRADE Financial Corporation, a Delaware corporation (the “Company”) and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as representatives of the several underwriters listed in Schedule 1 thereto, are true and correct as of the date hereof as though made on and as of this date;

2. The other representations, warranties and agreements of the Company in the Underwriting Agreement are true and correct as of the date hereof as though made on and as of this date;

3. The Company has performed all obligations and satisfied all conditions, in each case in all material respects, on its part to be performed or satisfied pursuant to the Underwriting Agreement at or prior to the date hereof;

4. The Company’s Registration Statement (File No. 333-203953) under the Securities Act is effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A has been initiated or, to the knowledge of the undersigned threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; and all requests for additional information on the part of the Commission have been complied with;

5.(A) No downgrading has occurred in the rating accorded any debt securities of or guaranteed by the Company or any of its subsidiaries by Moody’s Investors Service, Inc. or Standard & Poor’s (a division of the McGraw Hill Companies, Inc.) and (B) neither organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading); and

6. Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries and there has not been a Material Adverse Effect, (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, except for such liabilities or obligations that, individually or in the aggregate, would not have a Material Adverse Effect and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except for such losses that, individually or in the aggregate, would not have a Material Adverse Effect.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Underwriting Agreement.

IN WITNESS WHEREOF, I have signed this certificate as of the date first set forth above.

Name: Title: